UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2013

AMERICAN INTERNATIONAL VENTURES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30368	22-3489463
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification Number)

6004 Tealside Court, Lithia, Florida	33547
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (813) 260-2866

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Mr. Brandon Nash, effective July 5, 2013, resigned as Chief Executive Officer of the Company.  Mr. Nash’s resignation was not the result of any disagreements with the Company but effected to allow him to devote more time and effort in continuing as Chief Executive Officer of Placer Gold Prospecting, Inc., the Company’s subsidiary.

A letter of resignation was received by the Company from Mr. Nash effective  July 5, 2013, which is filed as Exhibit 17.1 to this Current Report on Form 8-K and is incorporated herein by reference.

At this time, the Company’s Chairman, Jack Wagenti, will hold the position of interim CEO, until and if another CEO is appointed.

Mr. Nash is not owed any compensation as CEO as of July 5, 2013.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibit 17.1     Letter of Resignation –Brandon Nash, effective July 5, 2013

Exhibit No.     Description of Document

17.1

Letter of Resignation –Brandon Nash, effective July 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2013

AMERICAN INTERNATIONAL VENTURES, INC.

/s/ Jack Wagenti

Name: Jack Wagenti

Title: Chairman